UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

EMMIS COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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September 26, 2012

Dear Shareholder:

The directors and officers of Emmis Communications Corporation join me in inviting you to attend the annual meeting of our shareholders on Monday, November 5, 2012, at 10:00 a.m. local time, at our headquarters, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana. The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our Form 10-K for the fiscal year ended February 29, 2012. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.

We hope that you will attend this meeting. Whether or not you attend, we urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.

We look forward to seeing you on Monday, November 5, 2012.

Sincerely,

/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
Chief Executive Officer, President and Chairman of the Board

The accompanying proxy statement is dated September 26, 2012 and is first being mailed, along with the associated proxy card, to Emmis’ shareholders on or about September 26, 2012.

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EMMIS COMMUNICATIONS CORPORATION

INDIANAPOLIS, INDIANA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of Emmis Communications Corporation will be held on Monday, November 5, 2012, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

Holders of common stock will be asked to consider and vote on the following matters:

(1)	election of three directors to Emmis’ board of directors for terms of three years and one for a term of one year ;

(2)	approval of the 2012 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement;

(3)	ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2013;

(4)	transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only shareholders of record at the close of business on September 12, 2012 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

By order of the Board of Directors,

/s/ J. Scott Enright
J. Scott Enright Secretary

Indianapolis, Indiana

September 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on November 5, 2012:

The proxy statement and annual report are available at www.proxyvote.com.

Also available on the website are the Emmis proxy card, as well as additional voting information.

EMMIS COMMUNICATIONS CORPORATION

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

INDIANAPOLIS, INDIANA 46204

PROXY STATEMENT

In this proxy statement, Emmis Communications Corporation is referred to as “we,” “us,” “our,” “our company,” “the company” or “Emmis.”

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

Q:	Why did I receive this proxy statement?

As an Emmis shareholder, you received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Monday, November 5, 2012, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We expect to begin sending this proxy statement, the attached notice of annual meeting and the proxy card(s) on September 26, 2012, to all shareholders entitled to vote.

Q:	What am I voting on?

If you hold shares of common stock, you are being asked to consider and vote on the following:

•	election of three directors to our board of directors for terms of three years and election of one director for a term of one year;

•	approval of the 2012 Equity Compensation Plan, as set forth in Exhibit A to this accompanying proxy statement; and

•	ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2013.

Q:	Who is entitled to vote?

Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on September 12, 2012, the record date, are entitled to vote at the annual meeting. As of September 12, 2012, 34,223,529 shares of Class A common stock and 4,722,684 shares of Class B common stock were issued and outstanding. As of September 12, 2012, there were no shares of Class C common stock issued or outstanding.

Q:	Has the board of directors made any recommendation with respect to each proposal?

The board of directors recommends that holders of common stock vote FOR Susan B. Bayh, Gary L. Kaseff and Patrick M. Walsh, the persons nominated by the board’s Corporate Governance and Nominating Committee to be elected by the holders of common stock as directors for terms of three years and FOR James M. Dubin, who has been nominated by the Corporate Governance and Nominating Committee to be elected by the holders of common stock for a term of one year. Mr. Dubin has been nominated for a term of one year in order to equalize the number of directors in the three classes of directors. The board of directors also recommends that holders of common stock vote FOR approval of the 2012 Equity Compensation Plan and FOR ratification of Ernst & Young LLP as our independent registered public accountants.

Q:	What does it mean if I get more than one proxy card?

If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q:	What are the voting rights of the common stock and the preferred stock?

Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the holders of Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.

At this annual meeting, the Class A and Class B common stock will vote together on the election of two directors for three-year terms, the election of one director for a one-year term, the approval of the 2012 Equity Compensation Plan and the ratification of Ernst & Young LLP as our independent registered public accountants, and the Class A common stock will vote separately as a class on the election of one other director (the “Class A director”) for a three-year term.

Q:	How do I vote my shares before the Annual Meeting?

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

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Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on November 4, 2012 by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

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Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time on November 4, 2012 by accessing the web site listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

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Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Q:	If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors or approval of the 2012 Equity Compensation Plan. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for whom you are entitled to vote, FOR the approval of the 2012 Equity Compensation Plan and FOR the ratification of Ernst & Young LLP as our independent registered public accountants.

Q:	What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee or a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to approval of the 2012 Equity Compensation Plan or the ratification of Ernst & Young LLP as our independent registered public accountants will also have no effect on the outcome of the vote.

A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Ernst & Young LLP as our independent registered public accountants. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors or approval of the 2012 Equity Compensation Plan. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.

Q:	How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time on November 4, 2012; or

•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Emmis Communications Corporation

One Emmis Plaza

40 Monument Circle

Indianapolis, Indiana 46204

Attention: J. Scott Enright, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Q:	Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes.

Q:	What constitutes a quorum?

A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the items to be voted on by the common stock at the Annual Meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy).

Q:	How many votes are needed for approval of each proposal?

Directors to be elected by the holders of common stock for three-year terms and a one-year term will be elected by a plurality of the votes cast with respect to such positions by the holders of outstanding common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill two director positions for three-year terms, the director nominee receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill the director vacancy for a one-year term and the Class A director nominee receiving the most votes of holders of Class A common stock, voting as a class, will be elected as a Class A director. Only votes cast FOR a nominee will be counted.

The approval of the 2012 Equity Compensation Plan and the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2013 each requires that the number of votes cast in favor of that proposal by holders of our outstanding Class A common stock and Class B common stock, voting together, exceed the number of votes cast against the proposal by such holders of our outstanding Class A common stock and Class B common stock.

Q:	What percentage of stock does our largest individual shareholder own and how does he intend to vote? What about executive officers and directors?

Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and President, is our largest single shareholder, beneficially owning less than 1.0% of our Class A common stock and 100% of our Class B common stock as of September 12, 2012. Mr. Smulyan has informed us that he intends to vote for each of the nominees for director (with respect to his Class B common stock) and in favor of the proposals regarding approval of the 2012 Equity Compensation Plan and the ratification of the selection of Ernst & Young LLP. If he does so, the election of Messrs. Dubin, Kaseff and Walsh and the proposals for approval of the 2012 Equity Compensation Plan and ratification of the selection of Ernst & Young LLP are expected to be approved because Mr. Smulyan controls approximately 59.6% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options or unconverted preferred stock). Mr. Smulyan is not permitted to vote his Class B common stock with regard to Mrs. Bayh, the Independent Director to be elected solely by the holders of Class A common stock.

All directors and executive officers together own outstanding Class A common stock and Class B common stock representing approximately 62.7% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options or unconverted preferred stock).

Q:	Does Emmis offer an opportunity to receive future proxy materials electronically?

Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

Electronic delivery saves Emmis money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Emmis charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:	Who can attend the Annual Meeting?

All shareholders as of September 12, 2012 can attend.

Q:	How can I obtain directions to attend the annual meeting in person?

If you need directions to the location of the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:	What do I do if I have additional questions?

If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes or incorporates “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. You can identify these forward-looking statements by our use of words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

In addition, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Four directors are to be elected by the holders of common stock. Susan B. Bayh, Gary L. Kaseff and Patrick M. Walsh have each been nominated for a term of three years and until their respective successors have been elected and qualified. James M. Dubin has been nominated for a term of one year and until his successor has been elected and qualified. Mr. Dubin has been nominated for a term of one year in order to equalize the number of directors in the three classes of directors. Messrs. Dubin, Kaseff and Walsh will be elected by the Class A and Class B common stock voting together as a single class. Mrs. Bayh will be elected by the Class A common stock voting as a class. Mrs. Bayh and Messrs. Kaseff and Walsh are all members of the present board of directors.

If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

Name, Age, Principal Occupation(s) and

Business Experience

Nominated for a term expiring in 2015:

Susan B. Bayh,(1) Age 52

Mrs. Bayh was the Commissioner of the International Joint Commission of the United States and Canada until 2001. She served as a Distinguished Visiting Professor at the College of Business Administration at Butler University from 1994 through 2003. Previously, she was an attorney with Eli Lilly & Company. She is a director of Wellpoint, Inc., a Blue Cross/Blue Shield company; Curis, Inc., a therapeutic drug development company; Dendreon Corporation, a biotechnology company; and Dyax Corp., a biopharmaceutical company. Previously, she served as a director for Esperion Therapeutics, Inc., Novavax, Inc., Cubist Pharmaceuticals, Inc. and MDRNA (formerly Nastech), each of which is a pharmaceutical company.

Gary L. Kaseff, Age 64

Mr. Kaseff served as our Executive Vice President and General Counsel until his resignation in March 2009. He remains employed by Emmis. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners Major League Baseball team and partner with the law firm of Epport & Kaseff.

Patrick M. Walsh, Age 45

Mr. Walsh became Executive Vice President and Chief Financial Officer of Emmis in September 2006 and added the position of Chief Operating Officer in December 2008. Mr. Walsh came to Emmis from iBiquity Digital Corporation, the developer and licensor of HD Radio technology, where he served as Chief Financial Officer and Senior Vice President from 2002 to 2006. Prior to joining iBiquity, Mr. Walsh was a management consultant for McKinsey & Company, and served in various management positions at General Motors Acceptance Corporation and Deloitte LLP.

Nominated for a term expiring in 2013:

James M. Dubin, Age 66

Mr. Dubin was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, LLP for 30 years until his retirement in 2012. Since his retirement he has engaged in private consulting work through Madison Place Partners, LLC. He also serves as a senior advisor, board member and member of the audit committee for Conair Corporation, a manufacturer and marketer of health and beauty products and kitchen and electronic appliances, and a board member for several nonprofit organizations.

Directors whose terms expire in 2014:

Richard A. Leventhal, Age 64

Mr. Leventhal is President and majority owner of LMCS, LLC, an investment, management and consulting company. Previously, Mr. Leventhal co-owned and operated Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel, Indiana, for 27 years.

Peter A. Lund,(1)(2) Age 70

Mr. Lund is a private investor and media consultant who formerly served as Chairman and Chief Executive Officer of Eos International, Inc., a holding company. Mr. Lund has over 40 years of broadcasting experience and most recently served as President and Chief Executive Officer of CBS Inc., and President and Chief Executive Officer of CBS Television and Cable. He is a director of The DIRECTV Group, Inc., a communications company; Crown Media Holdings, Inc., an owner and operator of cable television channels; and Eos International, Inc., a library automation and knowledge management company.

Lawrence B. Sorrel, Age 52

Mr. Sorrel is Managing Partner of Tailwind Capital where he has worked since 2002. From 1998 to 2002, Mr. Sorrel was a general partner of Welsh, Carson, Anderson & Stowe. Prior to May 1998, he was a Managing Director of Morgan Stanley and the firm’s private equity affiliate, Morgan Stanley Capital Partners, where he had been employed since 1986.

Directors whose terms expire in 2013:

Jeffrey H. Smulyan, Age 64

Mr. Smulyan founded Emmis in 1979 and is our Chairman, Chief Executive Officer and President. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners Major League Baseball team. He is former Chairman of the Radio Advertising Bureau and serves as a Trustee of his alma mater, the University of Southern California.

Greg A. Nathanson, Age 64

Mr. Nathanson served as our Television Division President before resigning in October 2000. He is currently a media consultant. Mr. Nathanson has over 30 years of television broadcasting experience, having served as President of Programming and Development for Twentieth Television from 1996 to 1998; as General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996; and as General Manager of the Fox television station KTTV from 1988 to 1992. In addition, he was President of all the Fox Television stations from 1990 to 1992.

(1)	Independent director elected by the holders of the Class A common stock voting as a separate class.
(2)	In accordance with the Corporate Governance Guidelines, the Corporate Governance and Nominating Committee waived the mandatory director retirement age requirement with regard to Mr. Lund.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote “FOR” Susan B. Bayh, James M. Dubin, Gary L Kaseff and Patrick M. Walsh, the persons nominated by the Corporate Governance and Nominating Committee to be elected by the holders of common stock as directors.

The Corporate Governance and Nominating Committee believes that well functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Corporate Governance and Nominating Committee may, pursuant to its charter, take into account in identifying director candidates. The Corporate Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. Depending on current membership of our board of directors, the Corporate Governance and Nominating Committee also may decide to seek or give preference to a qualified candidate who is female or adds to the ethnic diversity of the board. The experience, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee to conclude that each of the members of the board of directors nominated by the Corporate Governance and Nominating Committee should serve on the board are generally described below:

Susan B. Bayh

Mrs. Bayh is a lawyer with extensive experience in corporate governance and regulatory matters. She has served as a director of several large and small companies in the highly-regulated pharmaceutical and insurance industries. Her experience as a Commissioner of the International Joint Commission of the United States and Canada also provides international relations perspective relevant to our operations in foreign regulatory environments.

James M. Dubin

Mr. Dubin is a lawyer with over 30 years of experience advising businesses on large corporate and securities transactions. He has served as a director of Carnival Corporation & PLC and Conair Corporation. His experience with financial markets and complex financing transactions, corporate governance and executive compensation matters, and mergers and acquisitions will be helpful to us.

Gary L. Kaseff

Mr. Kaseff is a lawyer with extensive knowledge of the legal issues arising in the broadcast and publishing industries. His professional sports management experience is also helpful in the context of our sports broadcasting operations at certain of our radio stations.

Richard A. Leventhal

Mr. Leventhal is the former owner and operator of a small business, with experience in financial and operational issues affecting organizations, as well as management and development experience. He also brings the perspective to the board of a substantial segment of our local advertisers.

Peter A. Lund

Mr. Lund has over 40 years of experience in the broadcasting industry, with particular concentration in the ownership and operation of radio and television stations. He is also familiar with radio and television network operations.

Greg A. Nathanson

Mr. Nathanson has extensive experience in the broadcasting industry, encompassing both individual station and network operations. He also has an insider’s view of the operation of our company, having served as an executive officer until 2000.

Jeffrey H. Smulyan

Mr. Smulyan is the founder and Chief Executive Officer of Emmis, with extensive broadcasting experience. His experience ranges from running an individual radio station to chairing significant broadcast industry groups. He has developed with the Emmis team a variety of new and highly successful radio formats that contributed to the company’s rapid growth and sustained the company during economic downturns. As our Chief Executive Officer and a recognized industry leader, Mr. Smulyan provides the board with information about the daily operations of the company as well as strategic insights into the broadcast industry and future trends that will likely affect the company’s operations. His experience with sports management and as a director of a retail company are also valuable to the company’s programming operations and customer relations activities.

Lawrence B. Sorrel

Mr. Sorrel has over 20 years of experience in the investment banking and private capital industries, including the purchase, sale and financing of individual broadcast properties and broadcasting groups. He has extensive experience in arranging and structuring financings for enterprises worldwide, including enterprises with credit profiles similar to ours. In addition, Mr. Sorrel’s experience in the private equity industry adds a long-term strategic perspective to the board’s deliberations.

Patrick M. Walsh

Mr. Walsh serves as the company’s Chief Financial Officer and Chief Operating Officer. In addition to his background in finance, accounting and operations, Mr. Walsh has experience as a management consultant and has served in financial and operations capacities in a business that sold technology to the radio industry. He offers the board an inside view of the company’s financing and operations along with a strategic perspective on aspects of the radio broadcasting industry’s future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

As of September 12, 2012, there were 34,223,529 shares of our Class A Common Stock and 4,722,684 shares of our Class B Common Stock issued and outstanding. The Class A Common Stock is entitled to an aggregate of 34,223,529 votes and the Class B Common Stock is entitled to an aggregate of 47,226,840 votes. The following table shows, as of September 12, 2012, the number and percentage of our Common Stock held by each person known to us to own beneficially more than five percent of the issued and outstanding Common Stock, by the executive officers named in the beneficial ownership table below and our directors and nominee, and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, IN 46204.

	Class A Common Stock			Class B Common Stock
Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of Total Voting Power
Jeffrey H. Smulyan	1,790,336	(1)	5.2%	5,893,480	(13)	100.0%	64.8%
Susan B. Bayh	332,227	(2)	1.0%	—		—	*
James M. Dubin	—		—	—		—	—
J. Scott Enright	222,693	(3)	*	—		—	*
David Gale	25,389	(4)	*	—		—	*
Gary L. Kaseff	701,872	(5)	2.0%	—		—	*
Richard A. Leventhal	441,118	(6)	1.3%	—		—	*
Peter A. Lund	505,506	(7)	1.5%	—		—	*
Greg A. Nathanson	639,036	(8)	1.9%	—		—	*
Lawrence B. Sorrel	512,837	(9)	1.5%	—		—	*
Patrick M. Walsh	427,923	(10)	1.2%	—		—	*
Bradley Louis Radoff	2,000,000	(11)	5.8%	—		—	2.5%
All Executive Officers and Directors as a Group (13 persons)	6,504,961	(12)	17.6%	5,893,480	(13)	100.0%	68.3%

*	Less than 1%.
(1)	Consists of 8,441 shares held in the 401(k) Plan, 9,755 shares owned individually, 11,120 shares held by Mr. Smulyan as trustee for his children over which Mr. Smulyan exercises or shares voting control, 3,000 shares held by Mr. Smulyan as trustee for his niece over which Mr. Smulyan exercises or shares voting control, 30,625 shares held by The Smulyan Family Foundation, over which Mr. Smulyan shares voting control, 1,231,046 shares held by HSJS, LLC, over which Mr. Smulyan shares voting control, and 496,349 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. In addition, Mr. Smulyan is the sole trustee of the Emmis Communications Corporation 2012 Retention Plan Trust, which owns 400,000 shares of 6.25% Series A Cumulative Convertible Preferred Stock. While these shares by their terms are convertible at any time into 976,000 shares of Common stock, Mr. Smulyan is restricted by agreement from voting or transferring the preferred shares or any common shares into which they might be converted except as directed by Emmis. Accordingly, Mr. Smulyan disclaims beneficial ownership of such preferred shares or any common shares into which they might be converted. If the 976,000 common shares issuable upon conversion of these preferred shares were included in the shares of Class A Common Stock beneficially owned by Mr. Smulyan, the number of shares he beneficially owns would increase to 2,766,336, the percent of the class he beneficially owns would increase to 7.7% and his percent of total voting power would increase to 65.2%.
(2)	Consists of 228,158 shares owned individually and 104,069 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(3)	Consists of 8,476 shares owned individually, 3,402 shares held in the 401(k) Plan and 210,815 shares represented by stock options exercisable currently or within 60 days of September 12, 2012.
(4)	Consists of 22,949 shares owned individually and 2,440 shares issuable upon the conversion of preferred stock. Mr. Gale was a member of the board of directors during the fiscal year ended February 29, 2012, but is no longer a member of the board of directors.

(5)	Consists of 188,810 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff’s spouse, 1,346 shares held by Mr. Kaseff’s spouse for the benefit of their children, 2,395 shares held in the 401(k) Plan, and 505,910 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.
(6)	Consists of 314,962 shares owned individually, 3,000 shares owned by Mr. Leventhal’s spouse, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 104,069 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(7)	Consists of 401,437 shares owned individually and 104,069 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(8)	Consists of 490,967 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson’s children and 104,069 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(9)	Consists of 408,768 shares owned individually and 104,069 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(10)	Consists of 100,734 shares owned individually, 4,017 shares held in the 401(k) Plan and 323,173 shares represented by stock options exercisable currently or within 60 days of September 12, 2012.
(11)	Information concerning these shares was obtained from Schedule 13G filed on April 20, 2012, by Bradley Louis Radoff, who has a mailing address of 1177 West Loop South, Suite 1625, Houston, Texas 77027.
(12)	Includes 2,666,555 shares represented by stock options exercisable currently or within 60 days of September 12, 2012. If the 976,000 shares of Class A Common Stock issuable upon the conversion of preferred stock held in the 2012 Retention Plan Trust are included (as described in Note 1 above), the number of such shares beneficially owned by the group would increase to 7,480,961, the percent of the class beneficially owned by the group would increase to 19.8% and the percent of total voting power of the group would increase to 68.6%.
(13)	Consists of 4,722,684 shares owned individually and 1,170,796 shares represented by stock options exercisable currently or within 60 days of September 12, 2012.

CORPORATE GOVERNANCE

General

Emmis aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The board of directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Corporate Governance and Nominating Committee Charter and our Auditor Independence Policy, please visit the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Independent Directors

Our board of directors currently consists of eight members. Of these, our board has determined that four (Mrs. Bayh and Messrs. Leventhal, Lund and Sorrel) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. In addition, Emmis is a “Controlled Company” as defined in the Nasdaq listing standards because more than 50% of the company’s voting power is held by one individual. The company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors. Nevertheless, the company has voluntarily complied with such rules, except that currently one-half, rather than a majority, of the members of the board of directors are “independent directors” under Nasdaq rules.

Code of Ethics

Emmis has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Leadership Structure, Lead Director and Risk Oversight

The Emmis bylaws provide that the chairman of the board shall be the chief executive officer of the corporation. The board believes that this structure is in the best interest of the company’s shareholders at this time because it makes the best use of the chief executive officer’s extensive knowledge of the company and its industry and also facilitates communication between management and the board of directors.

Our independent directors appointed Richard A. Leventhal as the “Lead Director” effective March 1, 2011, replacing Susan B. Bayh who served in that role during the prior fiscal year. In that role, Mr. Leventhal is responsible for coordinating and leading the independent directors, presiding over executive sessions of the independent directors and acting as a liaison between the independent directors and the rest of the board of directors and Emmis management.

The board of directors expects the company’s management to take primary responsibility for identifying material risks the company faces and communicating them to the board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the board, and integrating risk management into the company’s decision-making processes. The board, principally through the Audit Committee, regularly reviews information regarding the company’s credit, liquidity and operational risks as well as strategies for addressing and managing such risks. In addition, the Compensation Committee monitors the company’s compensation programs so that such programs do not encourage excessive risk-taking by company employees.

Communications with Independent Directors

Any employee, officer, shareholder or other interested party who has an interest in communicating with the Lead Director or any other Emmis independent directors regarding any matter may do so by directing communication to Mr. Leventhal as the Lead Director addressed to Lead Director, c/o Corporate Secretary, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, by facsimile to (317) 684-5583, or by e-mail message to LeadDirector@emmis.com. The communication will be delivered to the independent directors as appropriate. For matters related to nominations or corporate governance, a communication should specify that it is directed to the Corporate Governance and Nominating Committee. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the board of directors as a whole may be delivered through the Lead Director as well.

Certain Committees of the Board of Directors

Our board of directors currently has several committees, including an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee and an Executive Committee.

Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee Charter, which is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The board of directors has determined that the members of the Audit Committee, Richard A. Leventhal (chair), Peter A. Lund and Lawrence B. Sorrel, are independent directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards. The board of directors has also determined that Lawrence B. Sorrel is an “Audit Committee financial expert” as defined in rules adopted under the Securities Exchange Act of 1934. The Audit Committee held four meetings during the last fiscal year.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibility is to assist the board of directors by (1) identifying individuals qualified to become members of the board of directors and recommending nominees to the board of directors for the next annual meeting of shareholders and (2) evaluating and assessing corporate governance issues affecting Emmis. The Corporate Governance and Nominating Committee charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The Corporate Governance and Nominating Committee evaluates current members of the board of directors and potential candidates with respect to their independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. The Corporate Governance and Nominating Committee concentrates its focus on candidates with the following characteristics and qualifications, though not necessarily limited thereto:

•	Chief executive officers or senior executives, particularly those with experience in broadcasting, finance, marketing and information technology.

•	Individuals representing diversity in gender and ethnicity.

•	Individuals who meet the current criteria to be considered as independent directors.

The Corporate Governance and Nominating Committee will consider and evaluate potential nominees submitted by holders of our Class A common stock to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the Corporate Governance and Nominating Committee from other sources.

In its assessment of each potential candidate, including those recommended by shareholders, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially. The Corporate Governance and Nominating Committee also may consider the extent to which the candidate would fill a present need on the board of directors. Typically, after conducting an initial evaluation of a candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with other directors and management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate’s nomination as a director.

The members of the Corporate Governance and Nominating Committee are Susan B. Bayh (chair) and Richard A. Leventhal, both of whom are “independent directors” under Nasdaq standards. The Corporate Governance and Nominating Committee held two meetings during the last fiscal year.

Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to our executive officers, and generally administers our stock option and incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The members of the Compensation Committee are Peter A. Lund (chair), Susan B. Bayh and Lawrence B. Sorrel, all of whom are independent directors under Nasdaq standards. The Compensation Committee held five meetings during the last fiscal year.

Executive Committee. The Executive Committee has the authority to manage the business of the corporation to the same extent that the board of directors has the authority to manage the business of the corporation except to the extent that the executive committee’s powers may be limited by Ind. Code § 23-1-34-6(e). The members of the Executive Committee are Jeffrey H. Smulyan (chair), Lawrence B. Sorrel and Susan B. Bayh. The Executive Committee held no meetings during the last fiscal year.

Meeting Attendance

During our last fiscal year, our board of directors held 13 meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.

We believe that communication between our shareholders and the members of our board of directors is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our board of directors to attend our annual meeting of shareholders whenever possible. At our annual meeting of shareholders held on July 13, 2011, seven of the ten members of our board of directors were able to attend.

Compensation of Directors

Directors who are not officers of Emmis are compensated for their services at the rate of $3,000 per board of directors meeting attended in person, $1,500 per board of directors meeting attended by phone and $2,000 per committee meeting attended, whether in person or by phone. These fees are paid in the form of Class A common stock after the end of each calendar year. The per share price used for payment of these fees is established using the market value of Emmis Class A common stock prior to the end of the previous fiscal year, discounted by 20% to the extent the director attends at least 75% of the board and committee meetings applicable to the director. Each of our non-officer directors attended a sufficient number of meetings to receive the discount for the calendar year ended December 31, 2011. In addition, each director who is not an officer or employee of Emmis receives a $30,000 annual retainer, the chair of our Audit Committee receives a $10,000 annual retainer, the chair of our Compensation Committee receives a $5,000 annual retainer, the chair of our Corporate Governance and Nominating Committee receives a $3,000 annual retainer, and the Lead Director receives a $3,000 annual retainer. These annual retainers were paid in cash or shares of Class A common stock at each director’s election. In addition, directors who are not officers of Emmis are entitled to receive annually 2,195 shares of restricted stock and options to purchase 7,317 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the fair market value of the underlying shares on that date and are to vest annually in three equal installments. Restricted stock is also granted on the date of our annual meeting of shareholders and will vest on the earlier of the end of the director’s three-year term or the third anniversary of the date of grant. In March 2011, each of our directors who is not an officer was also awarded a grant of options to purchase 100,000 shares of Class A Common Stock. These options vest in three equal annual installments beginning on the first anniversary of the grant date.

In the table below, we have set forth information regarding the compensation for the fiscal year ended February 29, 2012, received by each of our directors as of February 29, 2012 who is not an officer of Emmis. The dollar amounts in the table below for stock and option awards are the grant date fair market values associated with such awards.

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (3)	All Other Compensation (4)	Total
Susan B. Bayh	$0	$81,990	$102,446	$—	$184,436
David Gale	30,000	12,736	6,286	—	40,475
Gary L. Kaseff	30,000	41,539	102,446	95,035	269,040
Richard A. Leventhal	43,000	47,073	102,446	—	192,519
Peter A. Lund	0	81,232	102,446	—	183,678
Greg A. Nathanson	0	62,468	102,446	—	164,914
Lawrence B. Sorrel	0	69,452	102,446	—	171,898

(1)	On July 14, 2011, each director named in the table above received a grant of 2,195 restricted shares, having an aggregate date of grant fair value of $2,261 using the closing price as of the date of grant. In the following table we set forth for each named director the number of unrestricted shares the director received on January 3, 2012, for meeting fees, and in the case of Mrs. Bayh and Messrs. Lund, Sorrel and Nathanson, the unrestricted shares received for retainers for which they elected payment in stock for the fiscal year ended 2012:

Name	Shares
Mrs. Bayh	112,295
Mr. Gale	14,754
Mr. Kaseff	39,344
Mr. Leventhal	63,115
Mr. Lund	111,227
Mr. Nathanson	84,799
Mr. Sorrel	94,635

(2)	At February 29, 2012, each named director had the following number of shares of restricted stock which were scheduled to vest on the following date:

Name	Shares	Vesting Date
Mrs. Bayh	6,585	Annual meeting for Fiscal 2012
Mr. Gale	2,195	Annual meeting for Fiscal 2012
Mr. Kaseff	4,390	Annual meeting for Fiscal 2012
Mr. Leventhal	2,195	Annual meeting for Fiscal 2014
Mr. Lund	2,195	Annual meeting for Fiscal 2014
Mr. Nathanson	4,390	Annual meeting for Fiscal 2013
Mr. Sorrel	2,195	Annual meeting for Fiscal 2014

(3)	In the following table we have set forth information regarding options held by each named director as of February 29, 2012. Options vest on the earlier of the dates shown, or the day before the annual meeting for the fiscal year in which the date shown falls.

Name	Number of Shares Underlying Options #	Option Exercise Price $	Option Expiration Date	Option Vesting Date
Mrs. Bayh	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12 ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 &’ 12
	7,317	1.70	7/15/18	Fully Vested
	7,317	8.84	7/11/17	Fully Vested
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/25/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

Mr. Kaseff	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12, ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	175,000	0.295	3/2/19	1/3 on each of 3/2/10, ’11 &’ 12
	36,587	2.95	3/1/18	Fully Vested
	36,587	8.21	3/1/17	Fully Vested
	36,587	11.17	3/1/16	Fully Vested
	36,587	12.81	3/1/15	Fully Vested
	73,174	17.45	3/1/14	Fully Vested
	73,174	11.22	3/4/13	Fully Vested
	73,174	19.90	3/1/12	Fully Vested

Mr. Leventhal	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12, ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 &’ 12
	7,317	1.70	7/15/18	Fully Vested
	7,317	8.84	7/11/17	Fully Vested
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/25/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

Mr. Lund	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12, ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 &’ 12
	7,317	1.70	7/15/18	Fully Vested
	7,317	8.84	7/11/17	Fully Vested
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/25/13	Fully Vested

Mr. Nathanson	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12, ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 &’ 12
	7,317	1.70	7/15/18	Fully Vested
	7,317	8.84	7/11/17	Fully Vested
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/25/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

Mr. Sorrel	7,317	1.03	7/13/2021	1/3 on each of 7/13/12, ’13 &’ 14
	100,000	1.15	3/4/2021	1/3 on each of 3/4/12, ’13 &’ 14
	7,317	0.48	12/17/20	1/3 on each of 12/17/11, ’12 &’ 13
	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 &’ 12
	7,317	1.70	7/15/18	Fully Vested
	7,317	8.84	7/11/17	Fully Vested
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/25/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

(4)	During fiscal 2012, as a non-officer employee of the company Mr. Kaseff earned $93,400 in employee compensation, he received $1,287 in 401(k) plan matching contributions, as well as $348 in a tax gross up on life insurance premiums.

Transactions with Related Persons

Although Emmis no longer makes loans to executive officers and directors, we currently have a loan outstanding to Jeffrey H. Smulyan, our Chairman, Chief Executive Officer and President, that is grandfathered under the Sarbanes-Oxley Act of 2002. The largest aggregate amount outstanding on this loan at any month-end during fiscal 2012 was $1,118,515, and the balance at February 28, 2011 and February 29, 2012 was $1,074,592 and $1,118,515 respectively. This loan bears interest at our cost of debt under our Credit Agreement, which at February 28, 2011 and February 29, 2012 was approximately 5.5% and 8.8% per annum, respectively.

Prior to 2002, the Company had made certain life insurance premium payments for the benefit of Mr. Smulyan. The Company discontinued making such payments in 2001; however, pursuant to a Split Dollar Life Insurance Agreement and Limited Collateral Assignment dated November 2, 1997, the Company retains the right, upon Mr. Smulyan’s death, resignation or termination of employment, to recover all of the premium payments it has made, which total $1,119,000.

As previously disclosed, JS Acquisition, Inc. (“JS Acquisition”), a corporation owned entirely by Mr. Smulyan, filed suit against Alden Global Capital (together with its affiliates and related parties, “Alden”) in connection with a series of transactions in 2010 designed to take Emmis private (the “Going Private Transaction”) in which Emmis, JS Acquisition and Alden participated. Subsequently, Alden sued each of the directors of Emmis in New York state court alleging breach of fiduciary duty and related claims in connection with the Going Private Transaction. On March 21, 2011, Emmis also filed suit against Alden in Federal District Court for the Southern District of New York, seeking recoupment of approximately $0.3 million of short-swing profits under section 16 of the Securities Exchange Act of 1934.

As previously disclosed, on November 22, 2011, Alden and Emmis entered into a mutual release of any claims existing between (i) Alden, certain affiliated entities, Joseph R. Siegelbaum and certain other persons, on the one hand, and (ii) Emmis, certain affiliated entities, Mr. Smulyan, and certain entities affiliated with Mr. Smulyan, on the other hand. The mutual release became effective upon the closing of the purchase of the Preferred Stock pursuant to the total return swap in connection with the securities purchase agreement entered into between Emmis and Alden on November 22, 2011.

Review and Approval of Related Party Transactions

Our board of directors has adopted a written policy for review, approval and monitoring of transactions between the company and “related parties.” Related parties are directors, executive officers, nominees to become a director, any person beneficially owning more than 5% of any class of our stock, immediate family members of any of the foregoing, and any entity in which any of the forgoing persons is employed or is a general partner or principal or in which the person has a 10% or greater beneficial ownership interest. The policy covers transactions involving amounts exceeding $120,000 in which a related party had, has or will have a direct or indirect interest.

Procedures. The related party is required to notify our legal department of the facts and circumstances of any proposed related party transaction. The legal department makes an initial determination of whether the transaction is subject to the policy. If the legal department determines that the policy is applicable, the transaction is referred to our Audit Committee. Either the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings, considers the facts and circumstances of the proposed transaction and determines whether to approve the transaction. The Audit Committee or the chair, as the case may be, considers, among other things:

•	The benefits of the transaction to the company;

•	The impact of the transaction on a director’s independence;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties.

The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing a related party transaction. The Audit Committee or the chair may approve only transactions that they determine are in, or are not inconsistent with, the best interest of the company.

Ratification. If a transaction that was not a related party transaction when it was entered into becomes a related party transaction, or our CEO, CFO or general counsel become aware that a transaction that was not approved is a related party transaction, they must promptly submit the transaction for review by the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings.

Annual Review. From time to time, the Audit Committee will review previously approved related party transactions that have a remaining term of six months or more or remaining amounts involved in excess of $120,000. Based on the factors described above, the Audit Committee determines whether to continue, modify or terminate the transaction.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors whom the board of directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.

Management is responsible for the company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended February 29, 2012, the Audit Committee engaged Ernst & Young LLP to serve as the company’s independent auditor.

The Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended February 29, 2012 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The board of directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the company, requires prior approval of the Audit Committee for any services provided by the company’s independent auditor, limits the hiring by the company of former employees of the company’s independent auditor who have worked on the Emmis account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.

Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the company’s last fiscal year should be included in our company’s Form 10-K, and made a formal recommendation to the board of directors to that effect.

Richard A. Leventhal

Peter A. Lund

Lawrence B. Sorrel

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the two most highly compensated executive officers other than the chief executive officer (collectively, the “Named Executive Officers”) during the fiscal years ended February 29, 2012 and February 28, 2011.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (1) ($)	All Other Compensation (3) ($)	Total ($)
Jeffrey H. Smulyan,	2012	825,000	1,427,380	—	98,601	412,500	37,991	2,801,472
Chief Executive Officer	2011	792,259	700,000	—	—	594,194	42,205	2,128,658

Patrick M. Walsh,	2012	600,000	737,440	—	143,675	205,553	19,971	1,706,639
Executive Vice President,	2011	556,200	—	—	—	394,902	25,641	976,743
Chief Financial Officer and
Chief Operating Officer

J. Scott Enright,	2012	375,000	538,750	—	—	75,000	19,567	1,008,317
Executive Vice President,	2011	350,000	25,000	—	—	105,000	22,640	502,640
General Counsel and Secretary

(1)	Under our 2011 Corporate Incentive Plan, we paid performance bonuses to executive officers as follows due to the attainment of certain pre-established goals based on EBITDA that were set forth in the 2011 Corporate Incentive Plan adopted at the beginning of the last fiscal year: Mr. Smulyan, $594,194, Mr. Walsh, $394,902; and Mr. Enright, $105,000. Mr. Smulyan also received a $700,000 bonus during the year ended February 28, 2011 for attainment of certain performance goals as outlined in his employment agreement and Mr. Enright received a $25,000 payment in respect of a completion bonus under his employment agreement. Under our 2012 Corporate Incentive Plan, we paid performance bonuses to executive officers as follows due to the attainment of certain pre-established goals based on EBITDA that were set forth in the 2012 Corporate Incentive Plan adopted at the beginning of the fiscal year: Mr. Smulyan $412,500, Mr. Walsh $205,553, and Mr. Enright $75,000. The executive offices also received bonuses in connection with the completion of the sale of certain radio stations and an amendment to the company’s senior credit agreement: Mr. Smulyan $1,427,380, Mr. Walsh $381,240, and Mr. Enright $163,750. Messrs. Walsh and Enright also received $356,200 and $375,000, respectively, in contract completion payments.
(2)	A discussion of the assumptions used in calculating these values may be found in Note 4 to our audited financial statements beginning on page 65 of our annual report on Form 10-K for the fiscal year ended February 28, 2011 for fiscal year 2011 awards and in Note 4 to our audited financial statements beginning on page 69 of our annual report on Form 10-K for the fiscal year ended February 29, 2012 for fiscal year 2012 awards.
(3)	The following table sets forth the items comprising “All Other Compensation” for each named executive officer.

Name	Year	Perquisites and Other Personal Benefits (A) ($)	Tax Reimbursements ($)	Insurance Premiums (B) ($)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Restricted Stock ($)	Severance Payments ($)	Total ($)
Jeffrey H. Smulyan	2012	24,000	1,051	10,000	2,940	—	—	37,991

Patrick M. Walsh	2012	12,000	138	5,000	2,832	—	—	19,970

J. Scott Enright	2012	12,000	531	4,377	2,658	—	—	19,566

(A)	Perquisites and other personal benefits for named executive officers consists of an automobile allowance.
(B)	The company paid premiums for life, disability or long-term care insurance for Messrs. Smulyan, Walsh and Enright.

Employment Agreements

Effective December 15, 2009, we entered into a three-year employment agreement with Mr. Smulyan, who serves as our Chairman, Chief Executive Officer and President. The term of the agreement commenced on March 1, 2010. Mr. Smulyan’s base salary was reduced from $833,957 to $792,259 for the first year, then increased to $825,000 for the second year, and will increase to $850,000 for the third year. Mr. Smulyan received a $200,000 signing bonus in connection with execution of the agreement, as well as a performance bonus of $700,000. The performance bonus was earned quarterly during the first year of the term when the company met certain consolidated EBITDA requirements set forth in the Emmis Operating Company senior credit agreement. Both the signing bonus and any earned performance bonus will be repayable to the company in full in the event that Mr. Smulyan is terminated for cause or resigns without good reason prior to completion of the term. Mr. Smulyan’s employment agreement will automatically renew each year following the initial three-year term for additional one-year terms unless either the company or Mr. Smulyan provides the other with written notice of non-renewal prior to December 31 of the final year of the initial or subsequent term, as applicable. Mr. Smulyan’s base salary upon any such annual renewal will increase by $25,000. Mr. Smulyan’s annual incentive compensation target remains 125% of his base salary and will be paid, if at all, based upon achievement of certain performance goals to be determined by our Compensation Committee. The company retains the right to pay any annual incentive compensation in cash, forgiveness of indebtedness or shares of our Class A common stock. Mr. Smulyan was not entitled to stock options during the first year of the term, but will be entitled to receive an option to acquire 150,000 shares of our Class A common stock in each of the second and third years of the term, as well as in any additional one-year renewal term. Mr. Smulyan will continue to receive an automobile allowance and will continue to be reimbursed for up to $10,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible.

Effective December 15, 2008, we entered into an employment agreement with Patrick Walsh, who served as Chief Financial Officer and Chief Operating Officer of the company, extending his employment through September 3, 2011. Under the terms of his employment agreement, Mr. Walsh’s annual base compensation for the first year of the employment agreement was $540,000, and was $556,200 for the remainder of the term. However, Mr. Walsh agreed to a 5% decrease to his base salary for the fiscal year ended February 28, 2010. Mr. Walsh’s annual incentive compensation targets for fiscal years 2010, 2011, and 2012 were 100% of his base compensation. The award of annual incentive compensation was based upon achievement of certain performance goals to be determined each year by our Compensation Committee, and the company had the right to pay any annual incentive compensation in cash or shares of our common stock. Since Mr. Walsh continued to be employed as of September 3, 2009, his completion bonus of 20,000 shares of our common stock and $200,000 were awarded and paid as previously provided under his previous employment agreement. Mr. Walsh also received a completion bonus upon the expiration of the agreement equal to at least 100% of his annual base compensation minus $200,000. He did not receive the additional payments (inclusive of the minimum completion bonus amount) of $750,000 and $1,100,000 based upon the levels of total shareholder return set forth in the employment agreement. Mr. Walsh received an automobile allowance of $12,000 annually and was reimbursed for up to $5,000 per year in premiums for life and disability insurance and had the right to participate in all of our employee benefit plans for which he is otherwise eligible.

Effective September 4, 2011, we entered into a new two-year new employment agreement with Mr. Walsh, who serves as our Executive Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Walsh’s annual base compensation for the term of the employment agreement is $600,000. Mr. Walsh’s annual incentive compensation targets for fiscal years 2012, 2013, and 2014 are 100% of his base compensation. In the event that Mr. Walsh’s employment terminates upon expiration of the employment agreement, Mr. Walsh’s annual incentive compensation for fiscal year 2014 will be pro-rated. The company retains the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On September 8, 2011, Mr. Walsh received an option to acquire 250,000 shares of our Class A Common Stock. Mr. Walsh is also scheduled to receive a completion bonus upon the expiration of the agreement equal to at least $500,000, with additional targets (inclusive of the minimum completion bonus amount) of $800,000 and $1,200,000 based upon certain increases in share price set forth in the employment agreement. Mr. Walsh will receive an automobile allowance of $1,000 per month and will be reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Walsh retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement), and by Mr. Walsh for good reason (as defined in the agreement) upon written notice. Mr. Walsh is entitled to certain termination benefits upon disability or death, and certain severance benefits. See “—Potential Payments upon Termination or Change in Control.”

Effective March 1, 2009, we entered into a three-year employment agreement with J. Scott Enright, who served as our Executive Vice President, General Counsel and Secretary. Mr. Enright’s annual base compensation for the first year of the employment agreement was $325,000, with $25,000 annual increases thereafter. However, Mr. Enright agreed to a 5% reduction in his base salary for the fiscal year ended February 28, 2010, and the base salary after such reduction was $308,750. Mr. Enright’s annual incentive compensation targets were 50% of his base compensation. The company had the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation was based upon achievement of certain performance goals that were determined each year by our Compensation Committee. On or about March 1, 2009, Mr. Enright received an option to acquire 150,000 shares of our Class A Common Stock. Mr. Enright received a completion bonus upon the expiration of the agreement equal to $375,000. In addition, in respect of the completion bonus in Mr. Enright’s prior employment agreement, Mr. Enright was paid $132,000 upon execution of the employment agreement and received additional payments of $25,000 on each of May 31, 2009, August 31, 2009, November 30, 2009, and February 28, 2010. Mr. Enright received an automobile allowance of $1,000 per month and was reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Enright had the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement was subject to termination by our board of directors for cause (as defined in the agreement), and by Mr. Enright for good reason (as defined in the agreement) upon written notice. Mr. Enright was entitled to certain termination benefits upon disability or death, and certain severance benefits.

Effective March 1, 2012, we entered into a new five-year employment agreement with Mr. Enright, who serves as our Executive Vice President, General Counsel and Secretary. Mr. Enright’s annual base compensation for the first year of the employment agreement is $390,000, with 3% annual increases thereafter. Mr. Enright’s annual incentive compensation targets are 50% of his base compensation. The company retains the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On March 1, 2012, Mr. Enright received an option to acquire 250,000 shares of our Class A Common Stock. Mr. Enright is also scheduled to receive a completion bonus upon the expiration of the agreement equal to $500,000. Mr. Enright will receive an automobile allowance of $1,000 per month and will be reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Enright retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement), and by Mr. Enright for good reason (as defined in the agreement) upon written notice. Mr. Enright is entitled to certain termination benefits upon disability or death, and certain severance benefits. See “—Potential Payments upon Termination or Change in Control.”

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE (1)

		Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Name	Exercisable	Unexercisable
Jeffrey H. Smulyan		150,000	1.02	5/4/21
		150,000	1.14	11/02/19
		150,000	0.295	3/02/19
	146,349		2.95	3/01/18
	146,349		8.21	3/01/17
	292,699		11.17	3/01/16
	292,699		12.81	3/01/15
	439,049		17.45	3/01/14

Patrick M. Walsh		250,000	0.69	9/8/21
	250,000		0.425	12/15/18
	29,269		2.95	3/01/18
	29,269		8.21	3/01/17
	14,635		8.30	9/04/16

J. Scott Enright		120,000	0.355	4/17/19
		30,000	0.295	3/02/19
	10,000		2.95	3/01/18
	7,900		8.21	3/01/17
	7,317		11.17	3/01/16
	7,317		12.81	3/01/15
	14,378		17.45	3/01/14
	13,903		11.22	3/04/13
	13,170		19.90	3/06/12

(1)	We have adjusted the exercise prices and numbers of shares subject to options referred to in this table and accompanying text and footnotes for the effect of the $4.00 per share special dividend we paid on November 22, 2006. We have also adjusted the numbers of restricted shares granted or to be granted after that date to reflect a 2 for 1 stock split in 2000. The shares we refer to in this table are Class A common shares of the company.
(2)	Mr. Smulyan’s options expiring 5/4/21 will become exercisable 1/3 on 5/4/12, 1/3 on 5/4/13, and 1/3 on 5/4/14, and his options expiring 3/2/19 and 11/2/19 became exercisable on 3/2/12. Mr. Walsh’s options expiring 9/8/21 will become exercisable on 9/8/13. Mr. Enright’s options expiring 3/2/19 and 4/17/19 became exercisable on 3/2/12.

Retirement Plan

Emmis sponsors a Section 401(k) retirement savings plan that is available to substantially all employees age 18 years and older who have at least 30 days of service. Employees may make pretax contributions to the plans up to 50% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service (“IRS”). Emmis may make discretionary matching contributions to the plans in the form of cash or shares of our Class A common stock.

In April 2010, we reinstated the discretionary 401(k) match. Employee contributions have been matched at 33% up to a maximum of 6% of eligible compensation. Emmis’ discretionary contributions to the plan totaled $1.1 million and $0.9 million for the years ended February 28, 2011 and February 29, 2012, respectively.

Potential Payments upon Termination or Change in Control

The employment agreements we entered into with Messrs. Smulyan, Enright and Walsh provide for certain payments and benefits to the named executive officer in the event that executive officer is terminated by the company without “cause,” and/or terminates his own employment with “good reason.” Mr. Smulyan is also entitled to certain payments upon his death or disability.

We have also entered into a Change in Control Severance Agreement with each of the executives named in the preceding tables. Each such agreement provides that if the executive’s employment is terminated by the company within two years after a change in control of the company (or, in certain instances, in anticipation of a change in control), other than for cause, or is terminated by the executive for good reason, the executive is entitled to (1) a payment equal to the executive’s base salary through the termination date, plus a pro-rata portion of the executive’s target bonus for the year and accrued vacation pay; (2) a severance payment equal in the case of Messrs. Smulyan, Walsh and Enright to three times the executive’s highest annual base salary and highest annual incentive bonus during the preceding three years; (3) continued accident and life insurance benefits for three years; (4) reimbursement for COBRA premiums for continuation of medical and dental benefits for 18 months and reimbursement for private medical and dental benefits of an equivalent level for 18 months following termination of the COBRA reimbursement; and (5) if the payments to the executive exceed certain limits, additional tax “gross up” payments to compensate the executive for the excise tax imposed by section 4999 of the Internal Revenue Code; provided, however that the amount of the “gross up” payment may be reduced by up to 10% if such reduction would prevent payment of the excise tax. In each case, the executive is obligated not to voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change in control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred. In addition, under our equity compensation plans, all outstanding restricted shares held by the executive vest immediately upon a change in control.

Under the Change in Control Severance Agreement, change in control, cause and good reason are defined as follows:

Change in Control. A “change in control” of the company occurs if:

•

any individual, entity or group other than Mr. Smulyan or his affiliates becomes the beneficial owner of 35% or more of the company’s outstanding shares, or of the voting power of the outstanding shares;

•	the current members of the board of directors of the company (or persons approved by two-thirds of the current directors) cease to constitute at least a majority of the board;

•

the company is a party to a merger that results in less than 60% of the outstanding shares or voting power of the surviving corporation being held by persons who were not our shareholders immediately prior to the merger;

•	our shareholders approve a liquidation or dissolution of the company; or

•	any other event is determined by our board to constitute a change in control.

Cause. “Cause” generally means:

•	the willful and continual failure of the executive to perform substantially his duties; or

•	the willful engaging in illegal conduct or gross misconduct which is materially injurious to the company.

Good Reason. “Good Reason” generally means:

•	any materially adverse change in the duties or responsibilities of the executive;

•	a material breach by the company of the executive’s employment agreement or Change in Control Severance Agreement;

•	a material reduction or series of reductions that result in the executive’s annual base salary being decreased by more than 5%;

•	any requirement that the executive relocate more than 35 miles from the office where the executive works;

•	failure of a successor to assume the agreement; and

•	voluntary termination by the executive during a 30-day period commencing one year after the occurrence of a change in control.

In addition to the occurrence of one of more of the events constituting “Good Reason” set forth above, in order to resign his employment, each of the executives named above is also required to give the company notice of the occurrence of any such event (except during the 30-day period commencing one year after the occurrence of a change in control, which is not so limited) within 90 days of such occurrence; and the company has the right to cure such occurrence within 30 days of such notice.

When the company’s board of directors determines that it is in the best interest of the company, the company may negotiate severance arrangements with a departing executive in addition to or in place of the arrangements described above. Circumstances under which the board may negotiate additional or different severance arrangements include but are not limited to:

•	to avoid or settle litigation with the executive;

•	to reduce an adverse financial effect on the company;

•	to reduce adverse tax consequences on the executive; or

•	to reward meritorious service by the executive.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater-than-10% shareholders complied with the filing requirements of Section 16(a).

PROPOSAL 2: APPROVAL OF 2012 EQUITY COMPENSATION PLAN

Our board of directors has adopted the Emmis Communications Corporation 2012 Equity Compensation Plan (the “2012 Plan”) to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors. The following summary of the principal provisions of the 2012 Plan is qualified by reference to the full text of the 2012 Plan which is attached to this proxy statement as Exhibit A.

The 2012 Plan permits the delivery of a maximum of 2,000,000 shares of our common stock, plus any unused shares of common stock available under our 2010 Equity Compensation Plan, which we estimate to be another 565,550 shares, and shares subject to awards under that prior plan that would again become available for new grants under the terms of such plan if that plan were still in effect. This prior plan will be terminated as of the effective date of the 2012 Plan. The board of directors included 2,000,000 new shares under the 2012 Plan based on the expectation that these shares would service Emmis’ stock compensation program and other equity compensation needs for approximately three years. Emmis also decided to incorporate all shares remaining available for issuance under the prior 2010 plan into the 2012 Plan so that their issuance would be governed by the newer 2012 Plan, which provides greater administrative consistency. The inclusion of these additional shares from the prior plan does not increase the total number of shares available for awards because the shares would otherwise remain available for awards under the terms of the prior plan.

As of September 12, 2012, the 2,000,000 new shares subject to the 2012 Plan had an aggregate market value of $4,540,000 based on a closing price of $2.27 per share. Including the shares estimated to be carried over to the 2012 Plan from the prior plans being terminated, the shares subject to the 2012 Plan as of its effective date would have an aggregate market value of $5,823,799 based on the September 12, 2012 closing price. If all or part of any award under the 2012 Plan expires or terminates without being exercised in full, is forfeited or is withheld for taxes, or in the case of an award of performance units, the award is not paid in shares of common stock, such shares of our common stock subject to the award generally become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.

Options. Options granted under the 2012 Plan allow participants to purchase shares of our common stock at an exercise price determined by the Emmis Compensation Committee which cannot be less than the fair market value of our common stock on the date of the grant. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the “Code”). For the purpose of complying with Section 162(m) of the Code, the 2012 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to options granted during any calendar year.

Restricted Stock. Shares of our common stock may be granted under the 2012 Plan subject to such restrictions, if any, as may be determined by the Compensation Committee (“restricted stock”). Shares of restricted stock may be subject to forfeiture if conditions established by the Compensation Committee are not satisfied and are generally nontransferable until they become nonforfeitable. Before the grant, the Compensation Committee determines the purchase price, if any, of such shares of restricted stock and the restrictions, if any, applicable to such shares. If a grantee’s shares of restricted stock are forfeited, the grantee is required to sell such shares to us at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The Compensation Committee may accelerate the time at which the restrictions lapse or may remove or, with the consent of the grantee, modify the restrictions. For the purpose of complying with Section 162(m) of the Code, the 2012 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000. This limit does not apply, however, to restricted stock issued in payment of an award of performance units or issued in lieu of cash compensation under a stock compensation-type program.

Stock Appreciation Rights. Each stock appreciation right which may be granted under the 2012 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of our common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of our common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of our common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of our common stock subject to options, performance units or shares of restricted stock. The Compensation Committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the Compensation Committee determines that the benefits will be paid wholly or partly in shares of our common stock. For the purpose of complying with Section 162(m) of the Code, the 2012 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to stock appreciation rights granted during any calendar year.

Performance Units. Performance units may be granted under the 2012 Plan to provide a benefit if performance goals determined by the Compensation Committee are achieved during the measuring period. The Compensation Committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Compensation Committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the Compensation Committee determines that a benefit will be paid wholly or partly in shares of our common stock. Performance units only reduce the number of shares available for grant or issuance under the 2012 Plan to the extent that the performance unit award is paid in stock. Performance unit awards are payable after the end of the fiscal year in which the measuring period ends following a certification by the Compensation Committee of the extent to which the applicable performance goals have been achieved. The benefit for each performance unit awarded equals the fair market value of a share of our common stock on the date of grant of the performance unit multiplied by the “performance percentage” attained during the measuring period for the performance unit. For the purpose of complying with Section 162(m) of the Code, the 2012 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000.

Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of our common stock owned by the grantee or by various other payment methods. When permitted by the Compensation Committee, a grantee may elect to have withheld shares of our common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. In the event of a change in control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the change in control. The aggregate number of shares of our common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 2012 Plan, the number of shares covered by an award, the exercise price of options, the fair market values used to determine stock appreciation right and performance unit benefits and other matters related to the 2012 Plan and awards, will be adjusted by the Compensation Committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event.

Options, stock appreciation rights and performance units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or as permitted by the Compensation Committee, except that the grantee may transfer an award by gift or pursuant to a domestic relations order to:

•

a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the grantee, including adoptive relationships, or any person sharing the grantee’s household (other than a tenant or employee);

•	a trust in which these persons have more than 50% of the beneficial interest;

•	a foundation in which these persons (or the grantee) control the management of assets; or

•	any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

Awards so transferred may be exercised only upon the same terms and conditions applicable to the original grantee, and the original grantee or his estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of an award by a permitted transferee. Such a transferee cannot transfer the award, except by will or by the laws of descent and distribution upon the death of the transferee.

Option Exchange Program. The 2012 Plan contains a provision permitting the company to offer its directors and employees a one-time opportunity to exchange certain of their outstanding stock options with high exercise prices for new awards of options or restricted shares (the “Option Exchange Program”). Options eligible to be exchanged would be those with exercise prices greater than the 52-week high trading price per share of the company’s common stock as of the date of the commencement of the Option Exchange Program.

The 2012 Plan requires that any Option Exchange Program occur before December 31, 2013. The company would set forth the terms and conditions of the Option Exchange Program, as determined by the Compensation Committee, in “tender offer” documents filed with the SEC and distributed to holders of options eligible to be exchanged. The number of option shares or shares of restricted stock issued in exchange for an option surrendered in the Option Exchange Program would be determined by applying an “exchange ratio” determined by the Compensation Committee for options with specified exercise prices. The 2012 Plan requires that these exchange ratios be determined so that any award issued in exchange for a surrendered option will have a fair value for financial accounting purposes (determined in accordance with a generally accepted option valuation method) as of a date prior to the commencement of the exchange offer equal to or less than the fair value for financial accounting purposes of the surrendered option. As a result of this requirement, the number of shares subject to awards issued in the Option Exchange Program will be less than the number of option shares surrendered. Awards issued under the Option Exchange Program do not count against the calendar year or share class limitations in the 2012 Plan, and all shares subject to options surrendered under the Option Exchange Program (net of shares subject to awards issued in exchange for those options) will be available for reissuance as awards under the 2012 Plan.

The Compensation Committee has not yet determined when or if an Option Exchange Program will be implemented under the 2012 Plan or the specific exchange ratios and other terms and conditions of the Option Exchange Program. The Board of Directors believes, however, that in general an Option Exchange Program would benefit the company and its shareholders. It has been our long-standing practice to grant stock options from time to time to motivate our employees to increase shareholder value and align their interests with those of our shareholders. The decline in our stock price during the economic downturn over the last several years has eliminated the motivational effect of many of these options because their exercise prices substantially exceed our current stock price, and it is unlikely that our stock price will recover sufficiently in the foreseeable future to give these options any value.

Plan Administration. The 2012 Plan is administered by the Compensation Committee unless the board of directors or the Compensation Committee designates another committee or subcommittee to administer the 2012 Plan. Subject to the 2012 Plan’s provisions, the Compensation Committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 2012 Plan; to determine the terms of the agreements relating to grants and to modify any such agreement with the consent of the grantee, when required; and to cancel existing awards and to substitute new ones. Because of the Compensation Committee’s broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is currently indeterminable. However, not more than 1,000,000 shares of the 2,000,000 new shares of common stock added by the 2012 Plan may be awarded to Mr. Smulyan as Class B common stock (not including shares issued under an Option Exchange Program).

Amendment and Termination. Subject to any shareholder approval requirement of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which our common stock is listed or quoted, the board of directors may from time to time in its discretion amend or modify the 2012 Plan without the approval of the shareholders. The 2012 Plan will terminate on March 1, 2022 or such earlier date as the board of directors may determine. No termination of the 2012 Plan will affect outstanding awards.

Federal Income Tax Consequences. Upon the grant of an award (other than an award of restricted stock that contains no restrictions) under the 2012 Plan, the grantee does not realize any taxable income and no deduction is available for us. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and we are entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but we are generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the Compensation Committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. We are generally entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. The 2012 Plan contains provisions preventing any award from constituting deferred compensation within the meaning of Section 409A of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2012 EQUITY COMPENSATION PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending February 28, 2013, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended February 29, 2012 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

If shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2012 annual meeting of shareholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to Independent Registered Public Accountants

The following table sets forth the fees (including cost reimbursements) paid to Ernst & Young LLP for the fiscal years ended February 28, 2011 and February 29, 2012, for various categories of professional services they performed as our independent registered public accountants.

	Year ended February 28(29),
	2011	2012
Audit Fees (1)	$722,334	$770,418
Tax Consulting and Advisory Services	64,285	13,750

Total Fees	$786,619	$787,168

(1)	Includes annual financial statement and internal controls audits and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for SEC filings and other services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Engagement of the Independent Registered Public Accountants and Approval of Services

During the fiscal years ended February 28, 2011 and February 29, 2012, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee (or in certain instances, the chairman of the Audit Committee) to pre-approve the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended February 29, 2012, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.

SHAREHOLDER PROPOSALS

Any of our shareholders wishing to have a proposal considered for inclusion in our 2012 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on May 28, 2013 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be 10 days after our first public announcement of the annual meeting date). The notice must provide certain specific information as described in our by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and, with the assistance of the company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2013 proxy solicitation materials or consideration at the 2013 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2013 shareholder proposal filing deadline, and also retain that authority under certain other circumstances.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended February 29, 2012, was sent to all of our shareholders of record as of September 12, 2012, and is available in the Investors section of our website (www.emmis.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the Annual Report and can access the Annual Report from the Investors section of our website (www.emmis.com). The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

NON-INCORPORATION OF CERTAIN MATTERS

The Report of the Audit Committee and the information on the Emmis website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Emmis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Emmis specifically incorporates the respective Report or website information therein by reference.

EXPENSES OF SOLICITATION

The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Emmis shareholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at (866) 366-4703 or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of Emmis shares, you should submit a written request to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Exhibit A

EMMIS COMMUNICATIONS CORPORATION

2012 EQUITY COMPENSATION PLAN

1. Purpose. The primary purposes of the Plan are to provide equity compensation in lieu of cash compensation for employees, officers, directors and independent contractors of the Company and its subsidiaries, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the Company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.

2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

“Award” means Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Units granted under the Plan.

“Award Agreement” has the meaning specified in Section 4(b)(vi).

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise determined by the Committee, conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee’s habitual neglect of his duties; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract , “cause” shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.

“Change in Control” means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 35% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; or (iv) such other event(s) or circumstance(s) as are determined by the Committee to constitute a Change in Control. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee’s own behalf in a transaction in which the persons (or their Affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

For the purposes of this definition, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; “person” means such term as used in Rule 13d-5 of the SEC under the Exchange Act; “beneficial owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and “group” means such term as defined in Section 13(d) of the Exchange Act.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $.01 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $.01 per share.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee.

“Company” means Emmis Communications Corporation, an Indiana corporation.

“Disability” means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

“Effective Date” means March 1, 2012.

“Eligible Transferee” has the meaning specified in Section 12(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

“Fair Market Value” of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange or on the NASDAQ Stock Market, the closing price of the security as reported by such exchange or market on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or (ii) if the security is not listed for trading on a national securities exchange or on the NASDAQ Stock Market, the fair market value of the security as determined by the Committee using the reasonable application of a reasonable valuation method.

“Family Member” of a Grantee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

“Grant Date” means the date of grant of an Award determined in accordance with Section 6.

“Grantee” means an individual or Personal Service Corporation that has been granted an Award.

“Incentive Stock Option” means an Award under Section 7(b).

“including” means “including, without limitation.”

“Measuring Period” has the meaning specified in Section 10(a)(i)(B).

“Option” means an Award under Section 7.

“Option Price” means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.

“Parent” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

“Performance Goals” has the meaning specified in Section 10(a)(i).

“Performance Percentage” has the meaning specified in Section 10(a)(i)(C).

“Performance Units” means units established by the Committee for purposes of granting an Award under Section 10.

“Personal Services Contract” means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.

“Personal Service Corporation” means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.

“Plan” means the Emmis Communications Corporation 2012 Equity Compensation Plan.

“Prior Plans” means the Emmis Communications Corporation 2010 Equity Compensation Plan.

“Restricted Stock” means Stock awarded pursuant to Section 8.

“SEC” means the Securities and Exchange Commission.

“Stock” means the Class A Common Stock and the Class B Common Stock.

“Stock Appreciation Rights” means Awards under Section 9.

“Subsidiary” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

“Termination of Employment” means a cessation of a business relationship with the Company or its Subsidiaries which occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company’s or any Subsidiary’s personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing, and is not expected by the Company to provide, services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated and is not expected by the Company to be extended or renewed. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.

3. Scope of the Plan.

(a) Number of Shares. Subject to Section 3(c), an aggregate of two million (2,000,000) shares of Stock plus the number of shares of Stock described in Section 3(d) is hereby made available and is reserved for delivery Subject to the foregoing limit, shares of Stock held as treasury shares may also be used for or in connection with Awards. Performance units issued under the Plan shall only reduce the number of shares available for grant or issuance under the Plan to the extent that the Performance Unit. Award is paid in stock or the Performance Units are identified with specific Options, Restricted Stock or Stock Appreciation Rights. No more than one million (1,000,000) shares of Class B common stock shall be available for grant and issuance under the Plan from the two million (2,000,000) additional shares of stock authorized for delivery under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

(b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 26, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

(i)	With respect to Stock subject to Options, 300,000 shares;

(ii)	With respect to Stock subject to Stock Appreciation Rights, 300,000 shares;

(iii)	With respect to Restricted Stock (other than Restricted Stock issued in payment of an Award of Performance Units or issued in lieu of cash compensation under a stock compensation-type program), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

(iv)	With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

(c) Re-Use of Shares. If and to the extent an Award or any portion thereof shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock available for such Award or any portion thereof (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price or tax withholding, if any, associated with an Award by the transfer of Stock or the withholding or surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.

(d) Addition of Stock from Prior Plans. In addition to the shares of Stock reserved for issuance under Section 3(a), the number of shares of Stock which were reserved for issuance under any of the Prior Plans but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any shares of Stock subject to awards granted under any Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the first sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Prior Plans. If this Plan is approved or ratified by the shareholders of the Company in accordance with Section 26, the Prior Plans are terminated as of the Effective Date for purposes of granting additional awards, although awards outstanding under such Prior Plans remain in effect in accordance with such Prior Plans and any applicable award agreements.

4. Administration.

(a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.

(b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of any written agreement by which an Award may be granted (“Award Agreements”) and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee, and (x) to require Awards to be transferred to a non-grantor trust for the benefit of the Grantee.

(c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5. Eligibility. Awards may be granted to or for the benefit of any current or former employee, officer, director, Personal Service Corporation, or independent contractor of the Company or its Subsidiaries; provided, however, that Awards of Options, Restricted Stock, or Stock Appreciation Rights may only be granted to persons with respect to whom the Company is an “eligible issuer” as defined in Treas. Reg. §1.409A-1(b)(5)(iii)(E). In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6. General Terms and Conditions of Grants.

(a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award.

(b) Maximum Term. The term of each Award (subject to Section 7(b) with respect to Incentive Stock Options) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

(c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

7. Options.

(a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

(b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

(c) Exercise of Options. Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) by the surrender of all or part of the Option being exercised, or (viii) such other payment method or procedure as the Committee may approve.

(f) Use of Restricted Stock to Pay Option Price. If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

8. Restricted Stock.

(a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions, if any, applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration.

(b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that, if the purchase price for Restricted Stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

(c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock shall be forfeited: (i) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or (iii) on such other event(s) or circumstance(s) as the Committee deems appropriate.

(d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and (iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

(e) Certificates. Any share of Restricted Stock which is subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee if requested by the Committee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall, if requested by the Committee, bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause such shares to be issued or reissued without such legend.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

(b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

(c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

10. Performance Units.

(a) Grant of Performance Units.

(i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals (“Performance Goals”) applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and (C) assign a “Performance Percentage” to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.

(ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, Adjusted EBITDA; EBITDA before certain charges, net income EBITDA, Adjusted EBITDA, EBITDA before certain changes, cash flow (whether pre-tax or after tax), growth in net income or cash flow, earnings per share, growth of earnings per share, market share, market penetration, return on equity, return on assets, return on capital; or Aribtron or other ratings. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted, or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

(b) Benefit of Performance Units. Except as otherwise provided in Section 13, the benefit for each Performance Unit shall be an amount equal to the product of (i) the Fair Market Value of a Share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

(c) Form and Timing of Payment. As soon as practicable following the completion of the Measuring Period applicable to outstanding Performance units, the Committee will certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by each Grantee of Performance Units for that Measuring Period. Payment of the benefit for a Grantee’s Performance Units shall be made by the fifteenth (15th) day of the third (3rd) month following the end of the calendar year or Company’s fiscal year (whichever ends later) in which the Measuring Period ends for such Performance Units. The benefit shall be payable in cash, except that the Committee, with respect to any particular Award of Performance Units, may, in its discretion, pay the benefit wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date on which such benefit is to be paid.

(d) Termination of Employment. If a Grantee has a Termination of Employment for any reason prior to the end of the Measuring Period with respect to an Award of Performance Units, the Grantee shall forfeit any and all right to payment of any benefit with respect to such Performance Units.

11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.

12. Non-Transferability.

(a) Except as permitted by the Committee in writing or as provided in the applicable Award Agreement, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.

(b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an award through a gift or a domestic relations order, otherwise than for value, to a Family Member (any recipient in such a transfer, an “Eligible Transferee”). For purposes of this subsection (b), the following transactions are not transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in the entity. An Award that is transferred to a Family Member shall not be transferable by such Family Member, except for (i) a transfer to another Family Member of the original Grantee, or (ii) a transfer by such Family Member’s will or by the laws of descent and distribution upon the death of the Family Member.

(c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee’s death, the executor or administrator of the Grantee’s estate, could have exercised such Award. The Grantee, or in the event of the Grantee’s death, the Grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.

13. Effects of a Change in Control. The terms and provisions of this Section 13 shall apply upon the occurrence of a Change in Control only if the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:

(a) General. Subject to Section 17 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

(b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

14. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

15. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

16. Elective Share Withholding.

(a) Election by Grantee. Subject to Section 16(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee’s right to make such an election shall be subject to the Committee’s right to revoke such right at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; (iii) the Grantee’s election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

17. Termination of Employment.

(a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment.

(b) Options and Stock Appreciation Rights. If a Grantee has a Termination of Employment for Cause, any unexercised Option or Stock Appreciation Right shall terminate upon the Grantee’s Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the date of the Grantee’s Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company’s or any Subsidiary’s personnel policies, except that (i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Grantee’s death, and may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option or Stock Appreciation Right may be exercised, to the extent exercisable on the date of the Grantee’s death, by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s death, and (iii) if the Grantee’s Termination of Employment results from a sale of the station, magazine or other property at which the Grantee is employed or to which the Grantee provides services, then any unvested Option that was scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment.

(c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option or Stock Appreciation Right that is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option or Stock Appreciation Right has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 17(c), such Option or Stock Appreciation Right may be exercised by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights, but only if such limitation is consented to by the Grantee.

(d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the lesser of ten (10) years from the Grant Date or the maximum term permitted under the original Award Agreement.

18. Substituted Awards. If the Committee cancels any Award (granted under this Plan, any prior equity incentive plan(s) of the Company, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted for the canceled Award, then the Committee may, in its discretion, determine the terms and conditions of the new Award,; provided that (i) the new Award shall not contain any terms or conditions that would cause the Award to constitute deferred compensation under Code Section 409A, and (ii) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled.

19. Securities Law Matters.

(a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

(b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Section 19(b) shall expire on the date of the first Change in Control to which Section 13 applies.

(c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

20. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

21. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

22. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee’s Stock, the Committee may issue the shares in book entry form subject to the applicable restriction or require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

23. Nature of Payments. Unless otherwise determined by the Committee, any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 17, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

25. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

26. Adoption and Shareholder Approval. The Plan shall be approved or ratified by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

27. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

28. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, except that there shall be no amendment to permit option repricing without shareholder approval. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

29. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.

30. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

31. Interpretation under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

32. Applicable Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

33. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

34. Code Section 409A. All Awards under the Plan are intended to be exempt from the provisions of Code Section 409A, either under Treas. Reg. §1.409A-1(b)(4), in the case of Performance Units, or under Treas. Reg. 1.409A-1(b)(5), in the case of all other Awards. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded. In the event that, notwithstanding such intent, an Award granted hereunder constitutes “deferred compensation” within the meaning of Code Section 409A, then, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable under such Award on account of separation from service to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) month’s following the specified employee’s separation from service; (ii) the determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board of Directors, or its designee, in its discretion (iii) the Grantee will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A; (iv) no event will be treated as a Change in Control with respect to that Award unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v); (v) no acceleration of payment will be permitted with respect to the Award; and (vi) to the extent any other terms of the Plan or the applicable Award Agreement would subject the Grantee to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code Section 409A standards.

35. Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, the Committee may cause the Company to effect an option exchange program (the “Option Exchange Program”) one time on or before December 31, 2013, pursuant to which holders of Eligible Options (as defined below) would be offered the opportunity to exchange their Eligible Options for new Options or shares of Restricted Stock (“Exchange Awards”) on terms established by the Committee subject to the restrictions in this Section 35. The Committee shall determine exchange ratios for the Option Exchange Program pursuant to which Eligible Options with different Option Prices may be exchanged for Exchange Awards, provided that (i) each Exchange Award must have a fair value for financial accounting purposes (determined in accordance with a generally accepted option valuation method) as of a date prior to the commencement of the exchange offer equal to or less than the fair value for financial accounting purposes of the Eligible Option surrendered for such Exchange Award; and (ii) the Option Price of any Exchange Award that is an Option must not be less than the Fair Market Value of a share of Stock as of the date of the exchange. Exchange Awards are not subject to the calendar year grant limitations in Section 3(b) and do not count against the 1,000,000-share Class B common stock limitation in Section 3(a). All Stock subject to Eligible Options surrendered for exchange under the Option Exchange Program (net of Stock subject to Exchange Awards) will be available for re-issuance in accordance with Section 3(c). For purposes of this Section 35, “Eligible Options” means Options with Option Prices greater than the 52-week high trading price per share of the Stock as of the date of the commencement of the Option Exchange Program. Subject to the foregoing, the Committee is authorized to determine additional terms, restrictions and requirements relating to the Option Exchange Program, consistent with the terms of the Plan.

EMMIS COMMUNICATIONS CORPORATION 40 MONUMENT CIRCLE INDIANAPOLIS, IN 46204 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M49937-P29883 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMMIS COMMUNICATIONS CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR each of the Nominees 1, 2 and 3 to serve for a All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. term of 3 years and FOR Nominee 4 to serve for a term of 1 year. 1. Election of Directors Nominees: 01) Susan B. Bayh 02) Gary L. Kaseff 03) Patrick M. Walsh 04) James M. Dubin 0 0 0 The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approval of 2012 Equity Compensation Plan. 3 Ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2013. 4. Transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting. 0 0 0 0 0 0 0 0 0 For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M49938-P29883 EMMIS COMMUNICATIONS CORPORATION One Emmis Plaza 40 Monument Circle Indianapolis, Indiana 46204 This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors The undersigned hereby appoints J. Scott Enright and Jeffrey H. Smulyan, and each of them individually, as attorneys-in-fact and proxies, with full power of substitution (the “Proxy”), to vote as designated on the reverse side all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, November 5, 2012 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204 and at any adjournment thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

EMMIS COMMUNICATIONS CORPORATION 40 MONUMENT CIRCLE INDIANAPOLIS, IN 46204 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M49939-P29883 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMMIS COMMUNICATIONS CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR each of the Nominees 1 and 2 to serve for a All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. term of 3 years and FOR Nominee 3 to serve for a term of 1 year. 1. Election of Directors Nominees: 01) Gary L. Kaseff 02) Patrick M. Walsh 03) James M. Dubin 0 0 0 The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approval of 2012 Equity Compensation Plan. 3 Ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2013. 4. Transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting. 0 0 0 0 0 0 0 0 0 For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M49940-P29883 EMMIS COMMUNICATIONS CORPORATION One Emmis Plaza 40 Monument Circle Indianapolis, Indiana 46204 This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors The undersigned hereby appoints J. Scott Enright and Jeffrey H. Smulyan, and each of them individually, as attorneys-in-fact and proxies, with full power of substitution (the “Proxy”), to vote as designated on the reverse side all shares of Class B Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, November 5, 2012 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204 and at any adjournment thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side